UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 19, 2010

Live Nation Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 867-7000

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Information in Preliminary Offering Memorandum

In the preliminary offering memorandum distributed to investors in connection with the private offering described under Item 8.01 of this Current Report on Form 8-K, Live Nation Entertainment, Inc. (“Live Nation”) disclosed the following updated information:

Description of New Credit Facility

In connection with this offering, Live Nation intends to enter into a senior secured credit facility consisting of two term loans totaling $900.0 million and a $300.0 million revolving credit facility, with the right, subject to certain conditions, to increase such facilities by up to $300.0 million in the aggregate. The revolving credit facility provides for borrowings up to the amount of the facility with to be determined sub-limits to be available for the issuance of letters of credit, for borrowings in foreign currencies and for swingline borrowings. The revolving credit facility will be available to Live Nation and certain foreign subsidiaries of Live Nation designated as borrowers. Under the senior secured credit facility, revolving loans and the new 5.5 year Term Loan A is expected to bear interest at an annual rate of LIBOR plus 3.00%, and the new 6.5 year Term Loan B is expected to bear interest at an annual rate of LIBOR plus 3.25%, with a floor (applicable to the Term Loan B facility only) of 1.50%.

In addition to paying interest on outstanding principal under the credit facility, Live Nation will be required to pay a commitment fee at a rate of 0.50% to the lenders under the revolving credit facility in respect of the unutilized commitments. Live Nation will also be required to pay customary letter of credit fees, as necessary. In the event Live Nation’s leverage ratio improves, the interest rate on revolving credit and new 5.5 year Term Loan A borrowings will decline subject to stepdowns to be determined.

The new senior secured credit facility is expected to contain a number of covenants that, among other things, will restrict Live Nation’s ability to incur additional debt, pay dividends and make distributions, make certain investments and acquisitions, repurchase stock and prepay certain indebtedness, create liens, enter into agreements with affiliates, modify the nature of its business, enter into sale-leaseback transactions, transfer and sell material assets and merge or consolidate and will require maintenance of a maximum leverage ratio and a minimum interest coverage ratio.

The completion of this offering is conditioned upon Live Nation’s entry into the new senior secured credit facility, the final terms of which may differ from those described above.

Risk Factors

The terms of Live Nation Worldwide’s agreement with CTS will cause Live Nation Worldwide to incur ongoing costs and could reduce operational efficiencies that the combined company might otherwise obtain through the Merger, and CTS has submitted a request for arbitration asserting that Live Nation Worldwide is in breach of its obligations under the CTS agreement.

Live Nation Worldwide, Inc., which is referred to as Live Nation Worldwide, and CTS Eventim AG, which is referred to as CTS, are parties to an agreement, which is referred to as the CTS agreement, pursuant to which CTS licenses intellectual property to Live Nation Worldwide that was, prior to Live Nation’s merger with Ticketmaster Entertainment (the “Merger”), core to Live Nation’s in-house ticketing platform for the United States. In Europe, the CTS agreement generally requires Live Nation Worldwide’s use of CTS’s ticketing platform, rather than a software license. Under the terms of the CTS agreement, Live Nation Worldwide will be required to take actions and incur expenses, and may be limited in actions it can take, which could limit the ability of Live Nation and Ticketmaster Entertainment to fully integrate their ticketing platforms successfully and realize the full operational efficiencies that the combined company might otherwise obtain through the Merger.

For events in North America, CTS is generally entitled to receive, during the 10-year term of the CTS agreement, a per ticket license fee upon the sale of certain tickets that Live Nation Worldwide or any of certain of its subsidiaries, which are collectively referred to as the Live Nation Worldwide entities, have the right to distribute. This per ticket fee for events in North America is payable to CTS regardless of whether the combined company chooses to use the CTS ticketing platform, Ticketmaster Entertainment’s ticketing platform or another ticketing platform for the sale of tickets that the Live Nation Worldwide entities have the right to distribute. In addition, for events in certain European countries outside of the United Kingdom, Live Nation Worldwide generally is required, during a 10-year term, to exclusively book on the CTS ticketing platform all tickets that the Live Nation Worldwide entities have the right to distribute (or, to the extent other ticketing platforms are used, Live Nation Worldwide is generally required to pay to CTS the same fee that would have been payable had the CTS platform been used). For events in the United Kingdom, Live Nation Worldwide is required, for a 10-year term, to (i) book on the CTS ticketing platform all tickets controlled by Live Nation Worldwide entities that are not allocated by Live Nation Worldwide for sale through other sales channels and (ii) to offer for sale on the CTS UK website a portion of the tickets controlled by the Live Nation Worldwide entities. Finally, the Live Nation Worldwide entities are precluded from offering primary market ticketing services to third parties in certain European countries during the term of the CTS agreement. In addition, during the two-year period following the completion of the Merger, CTS has the right to terminate the CTS agreement upon six months advance notice.

On April 5, 2010, CTS filed a request for arbitration with the International Court of Arbitration of the International Chamber of Commerce, or ICC, pursuant to the CTS agreement. In its request for arbitration, CTS asserts, among other things, that (i) the terms of the CTS agreement, including the North America per ticket license fee, European exclusivity obligations and United Kingdom distribution obligations described above, apply to tickets sold and distributed by Ticketmaster Entertainment (which is not a subsidiary of Live Nation Worldwide), (ii) Ticketmaster Entertainment’s sales and distribution of tickets following the completion of the Merger have resulted in various breaches of Live Nation Worldwide’s obligations under the CTS agreement, (iii) Live Nation has failed to allocate the proper number of tickets to CTS’s system in the United Kingdom and (iv) the Merger and Live Nation’s subsequent actions have breached the implied covenant of good faith and fair dealing. In its request for arbitration, CTS seeks relief in the form of a declaration that Live Nation and Live Nation Worldwide are in breach of the CTS agreement and the implied covenant of good faith and fair dealing, unspecified damages resulting from such breaches and specific performance of Live Nation Worldwide’s obligations under the CTS agreement. Live Nation has not yet responded to the request for arbitration or filed its counterclaims, and no date has been set for any arbitral proceeding relating CTS’s claims. Although Live Nation believes that CTS’s claims are without merit and inconsistent with the terms of the CTS agreement and that it has various defenses and counterclaims, including, without limitation, claims that CTS has breached the CTS agreement by failing to provide a ticketing platform that meets the minimum contractual standards imposed by the terms of the CTS agreement, an ICC arbitration panel could find in favor of some or all of the claims asserted by CTS in its request for arbitration and award damages or other remedies which could require Live Nation to take actions and incur expenses that would limit the ability of Live Nation and Ticketmaster Entertainment to fully integrate their ticketing platforms successfully and realize the full operational efficiencies that the combined company might otherwise obtain through the Merger.

Reaffirmation of Guidance

From Tuesday, April 20, 2010 through Thursday, April 22, 2010, Live Nation expects to participate in meetings and calls with investors and analysts in connection with the private offering described under Item 8.01 of this Current Report on Form 8-K. During these meetings and calls, Live Nation expects to reaffirm its guidance for the full year 2010, as disclosed in Live Nation’s February 25, 2010 earnings release.

Item 8.01	Other Events

On April 19, 2010, Live Nation issued a press release announcing its intention to offer $250.0 million aggregate principal amount of Senior Notes in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). A copy of that press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Live Nation wishes to caution its investors that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Live Nation investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation Entertainment, Inc.

By:	/s/ MICHAEL ROWLES
Michael Rowles
Executive Vice President, General Counsel and Secretary

April 19, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release issued by Live Nation Entertainment, Inc. on April 19, 2010.